Exhibit 99.1

Vincerx Pharma Reports Fourth Quarter and Full Year 2020 Financial Results and Provides a Corporate Update

License agreement with Bayer AG secures oncology portolio including clinical-stage PTEFb/CDK9 inhibitor with encouraging Phase 1 activity

Successful completion of business combination transaction, raising approximately $62 million

Strengthened leadership with appointments of Chief Medical Officer, Chief Scientific Officer, and General Counsel and Chief Legal Officer

Phase 1b studies in in Myc-driven hematologic malignancies and solid tumors, as well as relapsed/refractory Chronic Lymphocytic Leukemia to initiate in 1H 2021

PALO ALTO, Calif., March 23, 2021 – Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today reported financial results for the fourth quarter and full year, ended December 31, 2020, and provided a corporate update.

“Over the past months, Vincerx has completed transformative milestones; licensing a compelling oncology pipeline from Bayer, launching as a public company, and strengthening our already proven leadership team,” said Ahmed Hamdy M.D., Chief Executive Officer of Vincerx. “These accomplishments, in combination with our strong balance sheet, leave us well positioned as we prepare to launch Phase 1b studies of VIP52, our highly selective and potent CDK9 inihitor, in Myc-driven hematologic malignancies and solid tumors, as well as relapsed/refractory chronic lymphocytic leukemia. With robust preclinical on-mechanism activity, and compelling early signals of Phase 1 clinical activity in challenging patient populations, including those with double-hit DLBCL, we are confident that VIP152 represents a compelling and differentiated opportunity.”

Dr. Hamdy continued, “In addition to this clinical progress, we have in parallel continued to develop our preclinical bioconjugation platform, consisting of our next-generation antibody-drug conjugates which have the potential to overcome limitations of currently approved ADCs and our innovative small molecule drug conjugate, which will have data presented at AACR. We are excited to embark on this new phase of development and look forward to continued execution in 2021 across our strategic clinical program with VIP152, a potential best-in-class asset with multiple Accelerated Approval opportunities.”

Corporate Highlights

•

Announced exclusive license agreement with Bayer AG for oncology portfolio including VIP152, a highly selective PTEFb/CDK9 inhibitor with encouraging Phase 1 monotherapy activity, including complete responses in DH-DLBCL, as well as a preclinical bioconjugation platform designed to overcome limitations of small-molecule and antibody-drug conjugates used to treat cancer

•	Announced completion of business combination transaction with LifeSci Acquisition Corp. on December 23, 2020, and listing on Nasdaq, with net proceeds of approximately $62 million

•	VIP152 IND officially transferred from Bayer to Vincerx

•	Appointed Hermes Garbán, M.D., Ph.D., as Chief Medical Officer

•	Appointed Hans-Georg Lerchen, Ph.D., as Chief Scientific Officer

•	Appointed Tom Thomas, as General Counsel and Chief Legal Officer

•

Announced presentation at the upcoming American Association for Cancer Research (AACR) Annual Meeting 2021 with preclinical data for the Company’s small molecule drug conjugate in development for the treatment of multiple cancer types

•

Hosted Key Opinion Leader Webinar on VIP152 for the treatment of solid tumors with presentations by KOLs Ian Flinn, M.D., Ph.D., Director of Sarah Cannon Center for Blood Cancer, John Byrd, M.D., D. Warren Brown Chair of Leukemia Research, The Ohio State University Comprehensive Cancer Center, and Howard “Skip” Burris III, M.D., President and Chief Medical Officer of Sarah Cannon, who discussed the CDK9 inhibitor landscape with Vincerx management providing details on the development plan for VIP152

Fourth Quarter and Full Year 2020 Financial Results

•	Vincerx Pharma ended the fourth quarter with $61.8 million in cash and cash equivalents. Net cash used in operations was $2.3 million for the twelve months ended December 31, 2020.

•

Net loss for the year ended December 31, 2020 was $10.7 million, which is comprised primarily of a $5.0 million license fee in connection with the Bayer license agreement and $4.4 million of stock-based compensation.

•	Research and development (R&D) expenses were $2.1 million for the year ended December 31, 2020, consisting primarily of stock-based compensation.

•

General and administrative (G&A) expenses were $3.6 million for the year ended December 31, 2020, consisting primarily of stock-based compensation of $2.3 million and approximately $1.0 million of legal and professional services incurred in connection with the Bayer license agreement and business combination.

About Vincerx Pharma, Inc.

Vincerx Pharma (Vincerx) is a recently formed clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx’s executive team has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage bioconjugation/next-generation antibody-drug conjugate platform. For more information, please visit www.vincerx.com.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: Vincerx’s business model, pipeline, strategy, timeline and product candidates. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development conducted prior to Vincerx’s in-licensing; failure to realize the anticipated benefits of the business combination, including as a result of difficulty in, or costs associated with, integrating the businesses of LSAC and Vincerx; failure to realize the benefits of the Bayer license; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; the availability and uses of capital; the effects of competition on Vincerx’s future business; and the risks and uncertainties set forth in reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx. Forward -looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Vincerx Pharma, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$61,792	$—
Prepaid expenses	1,104	—
Other assets	296

Total assets	$63,192	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable and other	505	44
License payable	5,000	—

Total liabilities	5,505	44

Total stockholders’ equity (deficit)	57,687	(44)

Total liabilities and stockholders’ equity (deficit)	$63,192	$—

Vincerx Pharma, Inc.

Condensed Consolidated Statements of Operations

	For the Year Ended December 31, 2020	For the Period from March 1, 2019 (date of inception) to December 31, 2019
Operating expenses:
General and administrative	$3,598	$45
Research and development - license acquired	5,000	—
Research and development	2,116	—

Total operating expenses	10,714	45

Loss from operations	(10,714)	(45)

Other expense
Interest expense	(8)	—

Total other expense	(8)	—

Net loss	$(10,722)	$(45)

Net loss per common share, basic and diluted	$(2.04)	$(0.01)

Weighted average common shares outstanding, basic and diluted	5,252	4,464

Contacts

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com